Exhibit 23.2
Consent of Independent Registered Public Accounting Firm

We consent to the incorporation by reference in the Registration Statements (Nos. 333-260835, 333-273378, and 333-284133) on Form S-3 and (Nos. 333-272272, 333-269887, 333-263498, and 333-277080) on Form S-8 of our report dated February 21, 2023, except for Note 14, as to which the date is February 14, 2025, with respect to the consolidated financial statements of Aurora Innovation, Inc..

/s/ KPMG LLP
Santa Clara, California
February 14, 2025